UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2016 (April 4, 2016)

Date of Report (Date of earliest event reported)

SAFETY QUICK LIGHTING & FANS CORP.

(Exact name of registrant as specified in its charter)

FLORIDA	333-197821	46-3645414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 North Point Parkway Suite 154 Alpharetta, GA	30022
(Address of principal executive offices)	(Zip Code)

(770) 754-4711
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, Safety Quick Lighting & Fans Corp.

Item 1.01

Entry Into a Material Definitive Agreement

On April 4, 2016, the Company entered into a Securities Subscription Agreement (the “Subscription Agreement”) with an accredited investor (the “Investor”), as defined under Regulation D, Rule 501 of the Securities Act, pursuant to which we sold 2,000,000 shares (the “Shares”) of our common stock, no par value per share, at a purchase price of USD $2.50 per share, resulting in gross proceeds to the Company of USD $5,000,000. Pursuant to the Subscription Agreement, we also issued to the Investor a one-year Common Stock Purchase Warrant to purchase up to 1,666,667 shares of our common stock at an exercise price of USD $3.00 per share, which, if exercised, would result in gross proceeds to the Company of an additional USD $5,000,000 (the “Warrant”).

On April 4, 2016, we closed on the Subscription Agreement and issued the Warrant, upon the Company’s receipt of net proceeds of USD $5,000,000. The Company did not utilize the services of, or pay any commissions to, a broker-dealer or third party in connection with the transaction.

The foregoing descriptions of the Subscription Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Subscription Agreement and Warrant filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other U.S. Securities and Exchange Commission (“SEC”) filings.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02

Unregistered Sales of Equity Securities

The information pertaining to the sale of the Shares and Warrant pursuant to the Subscription Agreement in Item 1.01 is incorporated herein by reference in its entirety. The Company has sold and/or will sell the Shares and Warrant in a private placement in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The investor in the sale had access to information about the Company and its investments, took the Shares and Warrant for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Shares and Warrant. Upon issuance, the resale of the Shares and Warrant will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

(d) Exhibits.

10.1	Form Securities Subscription Agreement.
10.2	Form of Common Stock Purchase Warrant.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY QUICK LIGHTING & FANS CORP.

Dated: April 7, 2016	By:	/s/John P. Campi
John P. Campi
Chief Executive Officer